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Exhibit 10.8

 GFINET INC.

2000 STOCK OPTION PLAN

Effective as of March 8, 2000

GFINET INC.
2000 STOCK OPTION PLAN

INTRODUCTION

        GFInet inc. a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "GFInet inc. 2000 Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options and Incentive Stock Options.

        The Plan shall become effective on March 8, 2000.

        The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Optionees to those of the Corporation's stockholders by providing Optionees with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Optionees upon whose judgment, interest and special effort the successful conduct of its and its subsidiaries' operations is largely dependent.

I
DEFINITIONS

        For purposes of the Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

        (a)   "Affiliate" shall mean any corporation or other entity, other than a Parent, Subsidiary or Affiliate of the Corporation, that is classified by the Board of Directors as an "Affiliate."

        (b)   "Award Agreement" shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which an Option is granted.

        (c)   "Board of Directors" shall mean the Board of Directors of the Corporation.

        (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

        (e)   "Committee" shall mean the Board of Directors or any committee of two or more persons designated by the Board of Directors to perform the functions of the Committee hereunder.

        (f)    "Common Stock" shall mean the common stock of the Corporation as authorized from time to time.

        (g)   "Consultant" shall mean an individual who is in a Consulting Relationship with the Corporation or any Parent, Subsidiary or Affiliate.

        (h)   "Consulting Relationship" shall mean the relationship that exists between an individual and the Corporation (or any Parent, Subsidiary or Affiliate) if (i) such individual or (ii) any entity of which such individual is an executive officer or owns a substantial equity interest has entered into a written consulting contract with the Corporation or any Parent, Subsidiary or Affiliate.

        (i)    "Corporation" shall mean GFInet inc., a Delaware corporation.

        (j)    "Disability" shall have the same meaning as the term "permanent and total disability" under Section 22(e)(3) of the Code.

        (k)   "Employee" shall mean a common law employee of the Corporation or of any Parent, Subsidiary or Affiliate.

        (l)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        (m)  "Executive" means an employee of the Corporation or of any Parent, Subsidiary or Affiliate whose compensation is subject to the deduction limitations set forth under Code Section 162(m).

        (n)   "Fair Market Value" of the Corporation's Common Stock on a Trading Day shall mean the last reported sale price for Common Stock or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a "Trading Day" shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day. In the event the Corporation's Common Stock is not publicly traded, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith in whatever manner it considers appropriate.

        (o)   "Good Cause" shall, with respect to any Optionee, have the equivalent meaning (or the same meaning as "cause" or "for cause") set forth in any employment agreement between the Optionee and the Corporation or Parent, Subsidiary or Affiliate or, in the absence of any such agreement, such term shall mean (i) except as otherwise set forth in clause (iii) below, the Optionee's continuing misconduct or willful or gross negligence in the performance of his or her duties for the Corporation or for any Parent, Subsidiary or Affiliate after service of a thirty (30) day prior written notice (the "Thirty-Day Notice") of such misconduct or negligence, (ii) the Optionee's intentional or habitual neglect of his or her duties for the Corporation or for any Parent, Subsidiary or Affiliate after service of a Thirty-Day Notice of such neglect, (iii) the Optionee's theft or misappropriation of funds or other property of the Corporation or of any Parent, Subsidiary or Affiliate, fraud, criminal misconduct, breach of fiduciary duty or dishonesty in the performance of his or her duties on behalf of the Corporation or any Parent, Subsidiary or Affiliate or conviction of a felony, or crime of moral turpitude or any other conduct reflecting adversely upon the Corporation or any Parent, Subsidiary or Affiliate, (iv) the Optionee's violation of any covenant not to compete, not to solicit employees, customers or suppliers of goods or services to the Company, or not to disclose confidential information with respect to the Corporation or any Parent, Subsidiary or Affiliate (including, but in no way limited to, any such covenant included in an Award Agreement or Employment Agreement), (v) the Optionee's termination of employment with the Corporation, or any Parent, Subsidiary or Affiliate without the written consent of such employer or (vi) the direct or indirect breach by the Optionee of the terms of a confidentiality agreement, employment agreement or consulting contract with the Corporation or any Parent, Subsidiary or Affiliate.

        (p)   "Good Reason" shall, with respect to any Optionee, have the equivalent meaning set forth in any employment agreement between the Optionee and the Corporation or any Parent, Subsidiary or Affiliate or, in the absence of any such defined meaning in any such agreement, the meaning, if any, that may be set forth in the applicable Option granted to such Optionee.

        (q)   "Incentive Stock Option" shall mean a stock option satisfying the requirements for tax-favored treatment under Section 422 of the Code.

        (r)   "Non-Qualified Option" shall mean a stock option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

        (s)   "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the provisions of Section VI hereof.

        (t)    "Optionee" shall mean an individual who is granted an Option under the terms of the Plan.

        (u)   "Outside Directors" shall mean members of the Board of Directors of the Corporation who are classified as "outside directors" under Section 162(m) of the Code.

        (v)   "Parent" shall mean a parent corporation of the Corporation within the meaning of Section 424(e) of the Code.

        (w)  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        (x)   "Subsidiary" shall mean a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

        (y)   "Termination of Consulting Relationship" shall mean the cessation, abridgment or termination of a Consultant's Consulting Relationship with the Corporation or any Parent, Subsidiary or Affiliate as a result of (i) the Consultant's death or Disability, (ii) the cancellation, annulment, expiration, termination or breach of the written consulting contract between the Corporation (or any Parent, Subsidiary or Affiliate) and the Consultant (or any other entity) giving rise to the Consulting Relationship or (iii) if the written consulting contract is not directly between the Corporation (or any Parent, Subsidiary or Affiliate) and the Consultant, the Consultant's termination of service with, or sale of all or substantially all of his or her equity interest in, the entity which has entered into the written consulting contract with the Corporation, Parent, Subsidiary or Affiliate.

II
ADMINISTRATION

        The Plan shall be administered by the Committee, which shall be composed of the entire Board of Directors or of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act (to the extent Section 16 of the Exchange Act is applicable to Options granted hereunder) and who also qualify as "Outside Directors" (but only with respect to the period during which Options granted hereunder are subject to the deduction limitations of Section 162(m) of the Code). Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section V of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the acts of the Committee as a whole.

III
SHARES AVAILABLE

        Subject to the adjustments provided in Section VII of the Plan, the aggregate number of shares of the Common Stock which may be granted for all purposes under the Plan shall be 20 Million (20,000,000) shares. Shares of Common Stock underlying awards of securities (derivative or not) shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Option to any individual is settled in cash, expires, is terminated unexercised, or is forfeited. Common Stock granted to satisfy Options under the Plan may be authorized and unissued shares of the Common Stock, issued shares of such Common Stock held in the Corporation's treasury or shares of Common Stock acquired on the open market.

IV
ELIGIBILITY

        Officers and key employees of the Corporation (or of any Parent, Subsidiary or Affiliate) who are Employees, and Consultants, and directors of the Corporation or of any Parent, Subsidiary or Affiliate, shall be eligible to participate in the Plan. Where appropriate under the Plan, directors who are not Employees shall be referred to as "employees" and their service as directors as "employment".

V
AUTHORITY OF COMMITTEE

        The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, to the extent such compliance is required, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee's business. All interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Options shall be granted, the times when such Options shall be granted, the number of Options, the exercise price of each Option, the period(s) during which an Option shall be exercisable (whether in whole or in part), the restrictions to be applicable to Options and the other terms and provisions thereof (which need not be identical). In addition, the authority of the Committee shall include, without limitation, the following:

        (a)    Financing.    The arrangement of temporary financing for an Optionee by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting an Optionee in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

        (b)    Procedures for Exercise of Option.    The establishment of procedures for an Optionee (i) to exercise an Option by payment of cash, (ii) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Option exercise price of the total number of shares of Common Stock to be acquired, (iii) to exercise all or a portion of an Option by delivering that number of shares of Common Stock already owned by him or her having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Optionee to deliver the shares of Common Stock thus acquired by him or her in payment of shares of Common Stock to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares of Common Stock in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares and (iv) to engage in any form of "cashless" exercise. The Committee may, in its sole discretion, require that an exercise described under any one or more of the methods described under clauses (ii), (iii) or (iv) of the immediately preceding sentence (to the extent such exercise is, or is deemed to constitute, an exercise effected by the tendering of Common Stock) be consummated with Common Stock (i) held by the Optionee for at least six (6) months or (ii) acquired by the Optionee other than under the Plan or a similar program.

        (c)    Withholding.    The establishment of a procedure whereby a number of shares of Common Stock may be withheld from the total number of shares of Common Stock to be issued upon exercise of an Option or for the tender of shares of Common Stock owned by any Optionee to meet any obligation of withholding for taxes incurred by the Optionee upon such exercise. The Committee may, in its sole discretion, require that if any such withholding is effected by the tendering of Common Stock, such withholding shall be consummated with Common Stock (i) held by the Optionee for at least six (6) months or (ii) acquired by the Optionee other than under the Plan or a similar program.

VI
STOCK OPTIONS

        The Committee shall have the authority, in its discretion, to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of Options. Notwithstanding anything contained herein to the contrary, an Incentive Stock Option may be granted only to common law employees of the Corporation or of any Parent or Subsidiary now existing or hereafter formed or acquired, and not to any director or officer who is not also such a common law employee. In order for an Option grant to satisfy the "performance-based compensation" exemption to the deduction limitation under Code Section 162(m), the maximum number of shares of Common Stock subject to Options which may be granted to any single Executive during any one calendar year, beginning with the year grants under the Plan first become subject to such deduction limitations, is 6.67 Million (6,670,000). The terms and conditions of the Options shall be determined from time to time by the Committee; provided, however, that the Options granted under the Plan shall be subject to the following:

        (a)    Exercise Price.    The Committee shall establish the exercise price at the time any Option is granted at such amount as the Committee shall determine; provided, however, that the exercise price for each share of Common Stock purchasable under any Option which is intended to satisfy the performance-based compensation exemption to the deduction limitation under Section 162(m) of the Code or any Incentive Stock Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than one hundred percent (100%) of the Fair Market Value per share of Common Stock at the date the Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Corporation or of any Parent, Subsidiary or Affiliate which possess more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent, Subsidiary or Affiliate, the exercise price for each share of Common Stock shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the date the Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section VII of the Plan.

        (b)    Payment of Exercise Price.    The exercise price per share of Common Stock with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the other methods set forth in Sections V(a) or (b) hereof, as determined by the Committee. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.

        (c)    Exercisability of Options.    Except as provided in Section VI(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Notwithstanding the above, no Option granted under this Plan may be exercised prior to the first to occur of (i) the consummation of an initial public offering of any class of the Corporation's equity securities or (ii) the date upon which (a) Magnetic Holdings International (DE) LLC, (b) Magnetic Holdings International (DNE) LLC, (c) Magnetic Holdings International (FE) LLC, or (d) Magnetic Holdings International (FNE) LLC distributes to its members the shares it owns of the Corporation's Common Stock. Furthermore, no Option granted hereunder may be exercised prior to the initial public offering of the Corporation's Common Stock unless the Optionee desiring to exercise such Option enters into a shareholders' agreement containing restrictions on the transfer of such Common Stock and other similar items in the form and substance as is acceptable to the Committee.

        (d)    Expiration of Options.    No Incentive Stock Option by its terms shall be exercisable after the expiration of ten (10) years from the date of grant of the Option; provided, however, in the case of an Incentive Stock Option granted to a person who, at the time such Option is granted, owns shares of stock of the Corporation or of any Parent, Subsidiary or Affiliate possessing more than ten percent (10%) of the total combined voting power of all classes of shares of stock of the Corporation or of any Parent, Subsidiary or Affiliate, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

        (e)    Exercise Upon Optionee's Termination of Employment or Termination of Consulting Relationship.    If the employment of an Optionee by the Corporation or by any Parent, Subsidiary or Affiliate is terminated for any reason, any Incentive Stock Option granted to such Optionee may not be exercised later than three (3) months (one (1) year in the case of termination due to death or Disability) after the date of such termination of employment. An Optionee who is both an employee (or a Consultant) and a director of the Corporation and/or any Parent, Subsidiary or Affiliate (with respect to any Non-Qualified Option that may have been granted to him or her) shall be considered to have incurred a termination of employment (or a Termination of Consulting Relationship) only upon his or her termination of service both as an employee (or as a Consultant) and as a director. Furthermore, (i) if an Optionee's employment (or Consulting Relationship) is terminated by the Corporation or by any Parent, Subsidiary or Affiliate for Good Cause, (ii) if an Optionee voluntarily terminates his or her employment other than (A) for Good Reason or for Disability or (B) with the written consent of the Committee, regardless of whether such Optionee continues to serve as a director of the Corporation or of any Parent, Subsidiary or Affiliate, or (iii) if the Optionee's rights hereunder are terminated for Good Cause, then the Optionee shall, at the time of such termination, forfeit all of his or her rights to exercise any and all of the outstanding Option(s) theretofore granted to him or her.

        (f)    Maximum Amount of Incentive Stock Options.    Each Option under which Incentive Stock Options are granted shall provide that to the extent the sum of (i) the Fair Market Value of the shares of Common Stock (determined as of the time of the grant of the Option) subject to such Incentive Stock Option plus (ii) the fair market values (determined as of the date(s) of grant of the option(s)) of all other shares of Common Stock subject to incentive stock options granted to an Optionee by the Corporation or any Parent, Subsidiary or Affiliate, which are exercisable for the first time by any person during any calendar year, exceed(s) One Hundred Thousand Dollars ($100,000), such excess shares of Common Stock shall not be deemed to be purchasable pursuant to Incentive Stock Options. The terms of the immediately preceding sentence shall be applied by taking all options, whether or not granted under the Plan, into account in the order in which they are granted.

        (g)    Dividend Equivalents for Outstanding Options.    The Committee may, in its sole discretion, provide that amounts equivalent to dividends shall be payable with respect to one or more shares of Common Stock subject to vested but unexercised Option(s) granted to an Optionee. Subject to the terms contained in the appropriate Option, dividend equivalents related to an Optionee's Options(s) shall be credited to a suspense account (and remain the property of the Corporation) at such times (and in such amounts) as are dividends payable to the then shareholders of record of the Corporation's Common Stock. Dividend equivalents shall be payable to the Optionee in cash or in Common Stock, as set forth under the terms of the Option, if and at such time as the related Option(s) are exercised.

        (h)    Reload Options.    (i) Concurrently with the award of an Option (for these purposes, the "Primary Option") to an Optionee, the Committee may, in its sole discretion, authorize the award of an additional Option or Options (hereinafter referred to as "Reload Options") to such Optionee providing for the purchase of shares of Common Stock in an amount equal to the sum of:

          (A)  the number of shares of Common Stock, if any, used to exercise the Primary Option; and

          (B)  to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement related to the exercise of the Primary Option.

For purposes of this subsection (h), upon its exercise a Reload Option shall be treated as a Primary Option.

          (ii)   The grant of a Reload Option will become effective upon the exercise of the Primary Option. At the discretion of the Committee, a Reload Option may be an Incentive Stock Option.

          (iii)  To the extent that the exercise of any Option will result in the award of a Reload Option, the Award Agreement under which such Option is granted must provide that the exercise of such Primary Option will result in the award of a related Reload Option, which will be evidenced under a separate Award Agreement. The terms of such Award Agreement shall include, among other items, provisions providing that (A) the exercise price per share of Common Stock available for purchase under the Reload Option shall be no less than 100% of the Fair Market Value of such Common Stock on the date the Reload Option is granted and (B) the term of the Reload Option shall not extend beyond the remaining term of the Primary Option.

          (iv)  Notwithstanding the above, no Reload Option will be granted pursuant to the exercise of a Primary Option if such exercise occurs after the termination of the Optionee's employment with the Corporation and each Parent, Subsidiary or Affiliate.

VII
ADJUSTMENT OF SHARES; MERGER OR
CONSOLIDATION, ETC. OF THE CORPORATION

        (a)    Recapitalization, Etc.    In the event there is any change in the outstanding Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

        (b)    Merger, Consolidation or Change in Control of Corporation.    Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the stockholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Options granted hereunder or (2) the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation to a person unrelated to the Corporation or to a direct or indirect owner of a majority of the voting power of the Corporation's then outstanding voting securities (such sale of assets being referred to as an "Asset Sale") or (iii) the Change in Control of the Corporation, then the holder of any such Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation to exercise such Option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s);

provided that all conditions precedent to the exercise of such Option(s), other than the passage of time, have occurred. The Corporation, to the extent practicable, shall give advance notice to affected Optionees of such merger, consolidation, dissolution, liquidation, Asset Sale or Change in Control of the Corporation. Unless otherwise provided in the subject Award Agreement or merger, consolidation or Asset Sale agreement, all such Options which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or Asset Sale (but not in the case of a Change in Control of the Corporation). In the event the Corporation becomes a subsidiary of another corporation (the "New Parent Corporation") with respect to which the stockholders of the Corporation (as determined immediately before such transaction) own, immediately after such transaction, a beneficial interest in shares of voting securities of the New Parent Corporation having at least a majority of the combined voting power of such New Parent Corporation's then outstanding securities, there shall be substituted for Options granted hereunder, options to purchase common stock of the New Parent Corporation. The substitution described in the immediately preceding sentence shall be effected in a manner such that any option granted by the New Parent Corporation to replace an Incentive Stock Option granted hereunder shall satisfy the requirements of Section 422 of the Code.

        (c)    Definition of Change in Control of the Corporation.    As used herein, a "Change in Control of the Corporation" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, (ii) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, (iii) the Corporation or any subsidiary of the Corporation or (iv) only as provided in the immediately following sentence, an Optionee together with all Affiliates and Associates of the Optionee) who is not a stockholder or an Affiliate or Associate of a stockholder of the Corporation on the date of stockholder approval of the Plan is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing Forty Percent (40%) or more of the combined voting power of the Corporation's then outstanding securities. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Option(s) held by the Optionee who, together with his or her Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause. Notwithstanding the above, any Change in Control of the Corporation will not include any acquisition of any securities of the Corporation pursuant to a private placement of the Corporation's equity securities prior to the date, if any, on which any class of the Corporation's equity securities become readily tradable on a recognized national securities exchange.

VIII
MISCELLANEOUS PROVISIONS

        (a)    Administrative Procedures.    The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. All actions and decisions of the Committee shall be final.

        (b)    Assignment or Transfer.    No grant or award of any Option (other than a Non-Qualified Option) or any rights or interests therein shall be assignable or transferable by an Optionee except by will or the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of an Optionee, Incentive Stock Options granted hereunder shall be exercisable only by the Optionee.

        (c)    Investment Representation.    With respect to shares of Common Stock received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Optionee furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

        (d)    Withholding Taxes.    In the case of the issuance or distribution of Common Stock or other securities hereunder upon the exercise of any Option, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Optionee's salary, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any federal, state, local or foreign taxes required to be withheld. Each Optionee may satisfy the withholding obligations by paying to the Corporation (or the appropriate Parent, Subsidiary or Affiliate) a cash amount equal to the amount required to be withheld or, subject to the Committee's consent thereto, by tendering to the Corporation (or to the appropriate Parent, Subsidiary or Affiliate) a number of shares of Common Stock having a value equivalent to such cash amount, or by use of any available procedure approved by the Committee as described under Section V(c) hereof.

        (e)    Costs and Expenses.    The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any individual receiving an Option.

        (f)    Funding of Plan.    The Plan shall be unfunded. The Corporation shall not be required to segregate any of its assets to assure the payment of any Option under the Plan. Neither the Optionees nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Option, except to the extent expressly provided hereunder.

        (g)    Other Incentive Plans.    The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

        (h)    Plurals and Gender.    Where appearing in the Plan, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

        (i)    Headings.    The headings and sub-headings in the Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

        (j)    Severability.    In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

        (k)    Liability and Indemnification.    (i) Neither the Corporation nor any Parent, Subsidiary or Affiliate shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Parent, Subsidiary or Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel, provided that the Corporation and/or the appropriate Parent, Subsidiary or Affiliate relied in good faith upon the action of such agent or the advice of such counsel.

  (ii)
  Neither the Corporation, any Parent, Subsidiary or Affiliate, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to the Plan, except as expressly provided herein.

        (l)    Incapacity.    If the Committee shall receive evidence satisfactory to it that a person entitled to exercise any Option is, at the time when such Option becomes exercisable, a minor, or is physically or mentally incompetent to receive such Option and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may permit such Option to be exercised by such other person or institution, including a custodian under a Uniform Gifts to Minors Act or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the exercise of such Option.

        (m)    Cooperation of Parties.    All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out the Plan or any of its provisions.

        (n)    Governing Law; Venue.    All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of New York, without regard to its principles of conflicts of law. Furthermore, in the event any action is brought by any individual with respect to a claim or claims under this Plan, the venue for such action shall be the courts of the State of New York located within the County of New York; provided, however if the federal courts have subject matter jurisdiction, any action shall be commenced and maintained in the federal court located in the Southern District of the State of New York. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with subsection (p) of this Article VIII. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. Should the party so served fail to appear or answer within such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered against such party for the amount as demanded in any summons, complaint or other process so served.

        (o)    Nonguarantee of Employment or Consulting Relationship.    Nothing contained in the Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Parent, Subsidiary or Affiliate), and any employee or Optionee, as a right of any employee or Optionee to be continued in the employment of (or in a Consulting Relationship with) the Corporation (or any Parent, Subsidiary or Affiliate), or as a limitation on the right of the Corporation or any Parent, Subsidiary or Affiliate to discharge any of its employees (or Consultants), at any time, with or without cause (but subject to the terms of any applicable employment or consulting agreement).

        (p)    Notices.    Each notice relating to the Plan shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. Except as otherwise provided in any Award Agreement with respect to the exercise thereunder, all notices to the Corporation or the Committee shall be addressed to it at 100 Wall Street, New York, New York 10005, Attn: General Counsel. All notices to Optionees, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee's records.

        (q)    Written Agreements.    Each Option shall be evidenced by a signed written agreement between the Corporation and the Optionee containing the terms and conditions of the award.

IX
AMENDMENT OR TERMINATION OF PLAN

        The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of the Common Stock of the Corporation which may be issued and sold pursuant to Incentive Stock Options, reduce the minimum exercise price in the case of an Incentive Stock Option or modify the provisions of the Plan relating to eligibility with respect to Incentive Stock Options unless such amendment is made by or with the approval of the stockholders of the Corporation within 12 months of the effective date of such amendment, but only if such approval is required by any applicable provision of law. Furthermore, no amendment to the Plan may change (i) the maximum amount of Options that may be granted on an annual basis or (ii) the exercise price of any options granted hereunder without the prior approval of the Corporation's stockholders in the manner required under Section 162(m) of the Code; provided, however, that such stockholder consent is required only during such period that the deduction limitations under Code Section 162(m) apply to Options granted under the Plan. The Board of Directors of the Corporation shall also be authorized to amend the Plan and the Options granted thereunder to maintain qualification as "incentive stock options" within the meaning of Section 422 of the Code, if applicable. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall alter or impair any Option previously granted under the Plan without the consent of the holder thereof.

X
TERM OF PLAN

        The Plan shall automatically terminate on the day immediately preceding the tenth (10th) anniversary of the date the Plan was adopted by the Board of Directors of the Corporation, unless sooner terminated by such Board of Directors. No Options may be granted under the Plan subsequent to the termination of the Plan.

OPTION NO. 01-NQO-[            ]

GFInet inc.

2000 Stock Option Plan

NON-QUALIFIED STOCK OPTION

Granted To

[                        ]

Number of Shares: [ ]	Price per Share: $[ ]
Date Granted: [ ], 2001	Expiration Date: [ ], 2011

NON-QUALIFIED STOCK OPTION AGREEMENT

        AGREEMENT made as of this [    ] day of [    ], 2001 (the "Date of Grant") between GFInet inc., a Delaware corporation (hereinafter referred to as the "Company"), and [    ], residing at                        (hereinafter referred to as the "Employee").

W I T N E S S E T H:

        WHEREAS, the Company desires, in connection with the employment of the Employee and in accordance with its 2000 Stock Option Plan (the "Plan"), to provide the Employee with an opportunity to acquire Common Stock, par value $0.01 per share (hereinafter referred to as "Common Stock"), of the Company on favorable terms and thereby increase his or her proprietary interest in the continued progress and success of the business of the Company;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Employee hereby agree as follows:

        1.    Confirmation of Grant of Option.    Pursuant to a determination by the Committee, the Company, subject to the terms of the Plan and this Agreement, hereby grants to the Employee as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase (hereinafter referred to as the "Option") an aggregate of [            ] shares of Common Stock, subject to adjustment as provided in the Plan (such shares, as adjusted, hereinafter being referred to as the "Shares"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.    Purchase Price.    The purchase price of shares of Common Stock covered by the Option will be the amount per share set forth in column 1 of Schedule A hereto.

        3.    Exercise of Option.    The Option shall be exercisable on the terms and conditions hereinafter set forth:

          (a)   The Option shall vest and become exercisable cumulatively as to the amounts of the number of Shares originally subject thereto (after giving effect to any adjustment pursuant to the Plan), on the dates indicated in column 3 of Schedule A hereto.

          (b)   The Option may be exercised pursuant to the provisions of this Section 3, by notice and payment to the Company as provided in Sections 9 and 14 hereof.

        4.    Term of Option.    The term of the Option shall be the period of years from the Date of Grant specified in column 4 of Schedule A hereto, subject to earlier termination or cancellation as provided in this Agreement. This Option, to the extent unexercised, shall expire on the day immediately prior to the date specified in Column 5 of Schedule A hereto. The holder of the Option shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him or her (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the date this Option is exercised and payment of the full purchase price of the shares of Common Stock (with respect to which this Option is exercised) is made to the Company.

        5.    Non-transferability of Option.    The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other

2

disposition of the Option will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Company or any Parent or Subsidiary may have under this Agreement or otherwise.

        6.    Exercise Upon Cessation of Employment.    (a) If the Employee at any time ceases to be an Employee of the Company and of any Parent or Subsidiary (i) by reason of his or her discharge for Good Cause, (ii) by reason of his or her violation of any provision of Section 21 of this Agreement, or (iii) due to his or her voluntary termination of employment without the written consent of the Committee, the Option shall terminate immediately and the Employee shall forfeit all rights hereunder. If the Employee at any time violates any provision of Section 21 of this Agreement and does not cease to be an Employee of the Company as a result of such violation, the Option shall terminate immediately upon such violation and the Employee shall forfeit all rights hereunder; provided, however, that the Company shall have the right, in its sole discretion, to elect not to terminate the Option in whole or in part. If, however, the Employee for any other reason (other than Disability or death) ceases to be an Employee of the Company and of any Parent or Subsidiary, the Option shall, subject to the provisions of Section 5 hereof, be exercisable by the Employee at any time within the period specified in column 6 of Schedule A hereto after such cessation of employment, at the end of which period the Option, to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder, even if the Employee subsequently returns to the employ of the Company or any Parent or Subsidiary. For purposes of the immediately preceding sentence, the Employee's vested interest in the Option (as set forth in column 3 of Schedule A hereof) shall be determined as if he or she remained in the employ of the Company during the post-employment period described in the immediately preceding sentence. In no event, however, may the Option be exercised after the expiration of the term provided in column 4 of Schedule A hereof.

          (b)   The Option shall not be affected by any change of duties or position of the Employee so long as the Employee continues to be an a full-time Employee of the Company or of any Parent or Subsidiary thereof. If the Employee is granted a temporary leave of absence, such leave of absence shall be deemed a continuation of his or her employment by the Company or of any Parent or Subsidiary thereof for the purposes of this Agreement, but only if and so long as the employing corporation consents thereto.

        7.    Exercise Upon Death or Disability.    (a) If the Employee dies while he is employed by the Company or by any Parent or Subsidiary, and on or after the first date upon which he would have been entitled to exercise the Option under the provisions of Section 3 hereof, the Option may, subject to the provisions of Section 5 hereof, be exercised (to the same extent the Employee would have been entitled under Section 3 hereof to exercise the Option immediately prior to his or her death), by the estate of the Employee (or by the person or persons who acquire the right to exercise the Option by written designation of the Employee) at any time within the period specified in column 7 of Schedule A hereto after the date of such termination of employment. For purposes of the immediately preceding sentence, the Employee's vested interest in the Option (as set forth in Section 3(a) hereof) shall be determined as if he or she remained in the employ of the Company during the post-employment period described in the immediately preceding sentence.

          (b)   In the event that the employment of the Employee by the Company and any Parent or Subsidiary is terminated by reason of the Disability of the Employee and on or after the first date upon which he would have been entitled to exercise the Option under the provisions of Section 3 hereof, the Option may, subject to the provisions of Section 5 hereof, be exercised by the Employee within the period specified in column 7 of schedule A hereto after the date of such termination of employment, at the end of which period the Option, to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder even if the Employee subsequently returns to the employ of the Company or any Parent or Subsidiary. For purposes of

3

  the immediately preceding sentence, the Employee's vested interest in the Option (as set forth in Section 3(a) hereof) shall be determined as if he or she remained in the employ of the Company during the post-employment period described in the immediately preceding sentence. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

        8.    Registration.    At the time of issuance, the shares of Common Stock subject hereto and issuable upon the exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Employee will give a representation as to his or her investment intent with respect to such shares prior to their issuance as set forth in Section 9 hereof. The Company may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

        9.    Method of Exercise of Option.    (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit A hereto (the "Notice") and provision for payment to the Company in accordance with the procedure prescribed herein. Each such Notice shall:

              (i)  state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

             (ii)  contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such Shares, in a form satisfactory to counsel to the Company;

            (iii)  be signed by the Employee or the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Employee, be accompanied by proof, satisfactory to counsel to the Company, of the right of such other person or persons to exercise the Option;

            (iv)  include payment of the full purchase price for the shares of Common Stock to be purchased pursuant to such exercise of the Option; and

             (v)  be received by the Company on or before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Company's executive office in New York, New York, then such written Notice must be received at such office on or before the last regular business day prior to such date of expiration.

          (b)   Payment of the purchase price of any shares of Common Stock, in respect of which the Option shall be exercised, shall be made by the Employee or such person or persons at the place specified by the Company on the date the Notice is received by the Company (i) by delivering to the Company a certified or bank cashier's check payable to the order of the Company or (ii) if consented to by the Company in writing, (A) by delivering to the Company properly endorsed certificates of shares of Common Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, (B) by having withheld from the total number of shares of Common Stock to be acquired upon the exercise of this Option a specified number of such shares of Common Stock, (C) by any form of "cashless" exercise or (D) by any combination of the foregoing. For purposes of the immediately preceding sentence, an exercise effected by the tender of Common Stock (or deemed to be effected by the tender of Common Stock) may only be consummated with Common Stock held by the Employee for a period of six (6) months or acquired by the Employee other than under the Plan (or a similar plan maintained by the Company).

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          (c)   The Option shall be deemed to have been exercised with respect to any particular shares of Common Stock if, and only if, the preceding provisions of this Section 9 and the provisions of Section 10 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised on the date the Notice and related payment were received by the Company. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to me provisions of this Section 9 shall be void and of no effect if all of the preceding provisions of this Section 9 and the provisions of Section 10 shall not have been complied with.

          (d)   The certificate or certificates for shares of Common Stock as to which the Option shall be exercised will be registered in the name of the Employee (or in the name of the Employee's estate or other beneficiary if the Option is exercised after the Employee's death), or if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the Option, will be registered in the name of the Employee and another person jointly, with right of survivorship and will be delivered as soon as practical after the date the Notice is received by the Company (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

          (e)   If the Employee fails to accept delivery of and pay for all or any part of the number of Shares specified in such Notice, his or her right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Committee. The Option may be exercised only with respect to full Shares.

          (f)    The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of the Option prior to the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Employee in cash or, with the written consent of the Company, by tendering to the Company shares of Common Stock equal in value to the amount of the required withholding. In the alternative, the Company may, at its option, satisfy such withholding requirements by withholding from the shares of Common Stock to be delivered to the Employee pursuant to an exercise of the Option a number of shares of Common Stock equal in value to the amount of the required withholding.

        10.    Approval of Counsel.    The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange or automated trading medium upon which the Common Stock may then be listed or traded.

        11.    Resale of Common Stock.    (a) If so requested by the Company, upon any sale or transfer of the Common Stock purchased upon exercise of the Option (subject to the provisions of Sections 11(b) hereof), the Employee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be sold or transferred has been registered under the Securities Act and that there is in effect a current prospectus meeting the requirements of Section 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating Section 5 of said Act.

          (b)   The Employee agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Employee will not sell or otherwise

5

  transfer any Shares or other securities of the Company during the one (1) year period (or such shorter period as may be requested in writing by the Managing Underwriter with respect to Shares owned by the Company's senior management) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

          (c)   The Common Stock issued upon exercise of the Option shall bear the following (or similar) legend, and one or more other restrictive legends, if required by counsel for the Company:

    THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

        12.    Reservation of Shares.    The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

        13.    Limitation of Action.    The Employee and the Company each acknowledges that every right of action accruing to him or her or it, as the case may be, and arising out of or in connection with this Agreement against the Company or a Parent or Subsidiary, on the one hand, or against the Employee, on the other hand, shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

        14.    Notices.    Each notice relating to this Agreement shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. All notices to the Company or the Committee shall be addressed to them at 100 Wall Street, New York, New York 10005, Attn: General Counsel. All notices to the Employee shall be addressed to the Employee or such other person or persons at the Employee's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

        15.    Benefits of Agreement.    This Agreement shall inure to the benefit of the Company, the Employee and their respective heirs, executors, administrators, personal representatives, successors and permitted assignees.

        16.    Severability.    In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

        17.    Governing Law, Choice of Law Jurisdiction; Venue.    This Agreement has been negotiated and shall be consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York located within the County of New York and of any federal court located in the Southern District of the State of New York in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument; provided, however if the federal courts have subject matter jurisdiction, any action shall be commenced and maintained

6

there. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 14. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. Should the party so served fail to appear or answer within such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered against such party for the amount as demanded in any summons, complaint or other process so served.

        18.    Employment.    Nothing contained in this Agreement shall be construed as (a) a contract of employment between the Employee and the Company or any Parent or Subsidiary, (b) as a right of the Employee to be continued in the employ of the Company or of any Parent or Subsidiary, or (c) as a limitation of the right of the Company or of any Parent or Subsidiary to discharge the Employee at any time, with or without cause (subject to any applicable employment agreement).

        19.    Definitions.    Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

        20.    Incorporation of Terms of Plan.    This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

        21.    Special Rules Regarding Non-Competition, Proprietary Information, Etc.    For purposes of the this Agreement the following rules apply:

          (a)    Nondisclosure of Confidential and Proprietary Information

              (i)  Employee acknowledges that during the term of this Agreement, Employee will have access to and possession of trade secret, confidential information and proprietary information (collectively, and as defined more extensively below, "Confidential Information") of the Company, and in some instances, its affiliates and subsidiaries ("Related Entities") and their respective clients. Employee recognizes and acknowledges that this Confidential Information is valuable, special and unique to the business of the Company and each Related Entity, and that access to and knowledge thereof are essential to the performance of Employee's duties to the Company and to each Related Entity, if applicable. During the Relationship, Employee will keep secret and will not use or disclose any Confidential Information to any person or entity, in any fashion or for any purpose whatsoever, except at the request of the Company.

            The term "Confidential Information", includes, but is not limited to, information written, in digital form, in graphic form, electronically stored, orally transmitted or memorized concerning or relating to GFInet inc. or any of its Related Entities, including FENICS Ltd., FENICS Software Inc. or FENICS Software Ltd, or GFInet Analytics, including all customer pricing information, telephone numbers, addresses of and personal information about traders and other dealer representatives, profit and loss statements, productivity data, financial models, computer software programs, source and other codes, information about direct communication lines, electronic and voice trading systems, screen systems and wiring instructions, all information about the Company's business prospects and opportunities, and all other information about or gained from any customer to the Company providing services during Employee's employment with the Company. This clause shall not apply to any confidential information which enters the public domain other than through Employee's default.

             (ii)  Pursuant to applicable Company policy or as Employee may otherwise be directed by Employee's supervisor, Employee shall maintain proper files and records relating to work performed by Employee pursuant to this Agreement. All such confidential files, records are the exclusive property of the Company and shall be delivered to the Company within five

7

    (5) business days following the termination of Employee's employment with the Company. Employee further agrees to store and maintain all Confidential Information in a secure place pursuant to the standard policies and procedures of the Company as in effect from time to time.

          (b)    Assignment of Inventions and Intellectual Property

              (i)  The term "Proprietary Rights" means all trade secret, trademark, service mark, patent, copyright, mask work and other intellectual property rights throughout the world. The term "Inventions" means all Proprietary Rights, inventions, ideas, processes, formulas, source and object codes, data, programs, technology, writings, software programs, other works of authorship, know-how, discoveries, developments, designs, schematics, manuals, drawings, techniques, development tools or computer printouts (or any related improvements or modifications to the foregoing).

             (ii)  Employee hereby assigns and agrees to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not they are able to be patented or registered under copyright or similar statutes, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during or at any time after the period of employment with the Company, which (a) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or its affiliates, or otherwise relate to or pertain to the business, functions, operations, research or development of the Company, (b) arise (wholly or partly) from Employee's efforts during any time that Employee is employed by the Company or utilizing any physical or intellectual property owned or leased by the Company or its affiliates, or (c) is based on any information or knowledge gained by Employee within the scope of Employee's employment with the Company.

            (iii)  During Employee's period of employment and for twelve months (12) months thereafter (the "Period of Restriction"), Employee will promptly disclose to the Company, fully and in writing, all Inventions required to be assigned to the Company under Section 21(b)(ii) above which were authored, conceived or reduced to practice by Employee, all patent applications filed by Employee or on Employee's behalf either alone or jointly with others.

            (iv)  Employee acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of employment and which may be protected by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C. Section 101) and are the property of the Company, without limitation which shall own all rights of copyright therein including the sole and exclusive right to reproduce such works in multiple copies of distribution or sale to the public and to create and exploit derivative works based thereon.

          (c)    No Inducement or Employment of Other Employees

          During the Period of Restriction, Employee will not induce, employ, solicit the employment of, attempt to affiliate for profit with, or otherwise encourage, directly or indirectly, any Employee of, or any independent contractor performing services for, the Company, or any Related Entities, to leave the employ of, or to cease rendering services to the Company or any Related Entities, for the benefit of Employee, or any other party, or to assist any enterprise to employ any person employed by or any independent contractor performing services to the Company or any Related Entities.

8

          (d)    Non-Solicitation, Non-Competition

              (i)  Employee agrees to refrain, directly or indirectly, during the Period of Restriction, from accepting business from, doing business with, inducing or soliciting any customers or vendors of the Company, to or on behalf of whom Employee rendered any services during the course of Employee's employment under this Agreement, to do business with Employee in competition with the type of services performed by Employee for the Company or for any other person or entity competing with the Company, except as authorized in writing by the Company; and

             (ii)  During the Period of Restriction, Employee will not directly or indirectly as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant, or in any other capacity whatsoever (other than as the direct or indirect passive holder of not more than one percent (1%) of the combined voting power of the outstanding stock of a publicly held company), develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company while the Employee was employed by the Company.

          (e)   For purposes of this Section 21, the term "Company" shall mean the Company and any and all subsidiaries, parents and affiliated corporations of the Company as may be in existence from time to time. 10

9

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant set forth above.

GFInet inc.
By:
Stephen J. McMillan Chief Operating Officer
[ ]
ATTEST:
Social Security Number

10

EXHIBIT A

NON-QUALIFIED OPTION EXERCISE FORM

[DATE]

GFInet inc.
100 Wall Street
New York, New York 10005
Attention: General Counsel

Dear Sir:

        Pursuant to the provisions of the Non-Qualified Stock Option Agreement dated the            day of            , 2001 (the "Agreement"), whereby you have granted to me a Non-Qualified Option (the "Option") to purchase up to            shares of the Common Stock of GFInet inc. (the "Company") subject to the terms of the Agreement, I hereby notify you that I elect to exercise my option to purchase                        of the shares of Common Stock covered by such Option at the $            per share price specified therein. In full payment of the price for the shares being purchased hereby, I am delivering to you herewith (i) certified or bank cashier's check payable to the order of the Company in the amount of $            , or (ii) a certificate or certificates for                        shares of Common Stock of the Company, and which have a fair market value as of the date hereof of $                        , [and a certified or bank cashier's check, payable to the order of the Company, in the amount of $                        ]. Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Company, with my signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. I hereby acknowledge that I am purchasing these shares for investment purposes only and not for resale in violation of any federal or state securities laws.

Very truly yours,
[Address] (For notices, reports, dividend checks and other communications to stockholders.)

SCHEDULE A

[Name]
Number of Shares: [            ]

1	2	3	4	5	6	7
$[ ]	N/A	[ ] options vest on [ ], 2002, and [ ] options vest on [ ], 2003	Ten years	[ ], 2011	Three months	One year

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GFINET INC. 2000 STOCK OPTION PLAN INTRODUCTION
I DEFINITIONS
II ADMINISTRATION
III SHARES AVAILABLE
IV ELIGIBILITY
V AUTHORITY OF COMMITTEE
VI STOCK OPTIONS
VII ADJUSTMENT OF SHARES; MERGER OR CONSOLIDATION, ETC. OF THE CORPORATION
VIII MISCELLANEOUS PROVISIONS
IX AMENDMENT OR TERMINATION OF PLAN
X TERM OF PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
NON-QUALIFIED OPTION EXERCISE FORM
SCHEDULE A